UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

MEDIXALL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-194337	33-0864127
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd., PH-D, Ft. Lauderdale, FL, 33308

(Address of principal executive offices, including zip code)

(954) 908-3481

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2020, MediXall Group, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada (the “Secretary of State”) a certificate of designation (the “Certificate of Designation”) of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The Certificate of Designation was effective upon filing with the Secretary of State and designated a new series of preferred stock of the Company as Series B Convertible Preferred Stock with 4,000,000 shares authorized for issuance. The Series B Preferred Stock has a stated value of $1.00 per share (the “Stated Value”).

Conversion Shares

Upon the occurrence of the events as set forth in paragraph (a) or (b) below, each share of Series B Preferred Stock shall be converted into four (the “Conversion Ratio”) fully paid and non-assessable shares of common stock or any shares of capital stock or other securities of the Company into which such common stock shall hereafter be changed or reclassified (the “Conversion Shares”) as set forth in the Certificate of Designation.

(a)       Automatic Conversion

Immediately upon the listing of the common stock for trading on the New York Stock Exchange or the Nasdaq Stock Market, all of the issued and outstanding shares of Series B Preferred Stock shall automatically be converted into Conversion Shares without any further action of any holder of Series B Preferred Stock (each, a “Series B Holder” and collectively, “Series B Holders”).

(b)       Optional Conversion

A Series B Holder shall have the right from time to time, and at any time during the period beginning on the date which is six months following the date that the Series B Preferred Stock is initially issued (the “Issuance Date”) and prior to any automatic conversion as provided in the Certificate of Designation, to convert all or any part of the outstanding Series B Preferred Stock held by such Series B Holder into Conversion Shares at the Conversion Ratio as determined as provided in the Certificate of Designation, subject to limitations set forth in the Certificate of Designation.

Dividends

Series B Holders will be entitled to receive a quarterly dividend commencing on the Issuance Date, until the conversion of the Series B Preferred Stock, at the rate of 8% per annum of the Stated Value (the “Series B Dividend”). The Series B Dividend will be cumulative, shall accrue quarterly from the Issuance Date, and be paid via the issuance of a number of shares of common stock of the Company equal to (1) the dollar amount of the Series B Dividend being paid, divided by (2) $0.25 (the “Stock Dividend”). The Stock Dividend shall be paid via the issuance to the applicable Series B Holder of the applicable shares of common stock via book entry in the books and records of the Company.

Voting Rights

Each share of Series B Preferred Stock shall have a number of votes on any matter submitted to the holders of the Company’s common stock, or any class thereof, for a vote, equal to the number of Conversion Shares into which the Series B Preferred Stock is then convertible, and shall vote together with the common stock, or any class thereof, as applicable, as one class on such matter for as long as the share of Series B Preferred Stock is issued and outstanding.

Redemption

The Series B Preferred Stock is not redeemable at the election of the Company but may be redeemed upon the agreement of the Company and the applicable Series B Holder.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Series B Convertible Preferred Stock of MediXall Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIXALL GROUP, INC.

Dated: June 24, 2020	/s/ Timothy Hart
Timothy Hart Chief Financial Officer